HECO Exhibit 32.4

Hawaiian Electric Company, Inc.

Written Statement of Chief Financial Officer Furnished Pursuant to

18 U.S.C. Section 1350,

as Adopted by

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Hawaiian Electric Company, Inc. (HECO) on Form 10-Q for the quarter ended September 30, 2007 as filed with the Securities and Exchange Commission (the HECO Report), I, Tayne S. Y. Sekimura, Chief Financial Officer of HECO, certify, pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1)	The HECO Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The HECO consolidated information contained in the HECO Report fairly presents, in all material respects, the financial condition as of September 30, 2007 and results of operations for the three and nine months ended September 30, 2007 of HECO and its subsidiaries.

/s/ Tayne S. Y. Sekimura
Tayne S. Y. Sekimura
Financial Vice President
Date: November 2, 2007

A signed original of this written statement required by Section 906 has been provided to HECO and will be retained by HECO and furnished to the Securities and Exchange Commission or its staff upon request.